UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2004

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

OHIO	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 263-1955

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On May 21, 2004, the Registrant’s subsidiary, Ohio Legacy Bank, N.A., signed a definitive purchase and assumption agreement with Unizan Bank, National Association and Unizan Financial Corp. to acquire the physical assets and deposit liabilities of a branch of Unizan Bank. The press release and purchase and assumption agreement are attached as hereto as exhibits.

Under the purchase agreement, Ohio Legacy Bank would acquire the physical assets and approximately $16.3 million of deposits of Unizan’s Wooster financial center. Pending Office of the Comptroller of the Currency (OCC) approval, the purchase is expected to close in the third quarter of 2004. The acquisition of the deposits represents approximately 9.6% of the Registrant’s consolidated total assets as of March 31, 2004.

Any statement in the attached press release that is not a statement of historical fact may be deemed to be a forward-looking statement, which involves known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially and significantly different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit Number	Description
2	Purchase and Assumption Agreement Among Unizan Financial Corp., Unizan Bank, National Association and Ohio Legacy Bank, N.A.

99.1	Press release dated May 21, 2004, entitled “Ohio Legacy Bank to Acquire Unizan Bank’s Wooster, Ohio Office”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO LEGACY CORP
(Registrant)
Date: May 24, 2004
	By:	/s/ ERIC S. NADEAU
Eric S. Nadeau
Chief Financial Officer and Treasurer